Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178130

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 7, 2013

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 23, 2011)

6,250,000 Shares

Toll Brothers, Inc.

Common Stock

We are offering 6,250,000 shares of our common stock, par value $0.01 per share. We have granted the underwriters an option, exercisable for up to 30 days from the date of this prospectus supplement, to purchase up to 937,500 additional shares of our common stock at the public offering price less the underwriting discount.

The offering is intended to provide a portion of the funds we will need to acquire the single-family residential real property business of Shapell Industries, Inc., as further described herein. We expect the remainder of the funds for the Acquisition to come from the incurrence of indebtedness. This offering is not contingent on the completion of the Acquisition.

Our common stock is listed on the New York Stock Exchange under the symbol “TOL”. The last reported sale price of our common stock on November 6, 2013 was $32.52 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors beginning on page S-10 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Toll Brothers, Inc., before expenses	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made to investors through the book-entry delivery system of The Depository Trust Company on or about November     , 2013.

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities	SunTrust Robinson Humphrey	RBS

Lead Manager

PNC Capital Markets LLC

The date of this prospectus supplement is November     , 2013.

We are only responsible for the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus, is accurate as of any date other than the date on the front of the applicable document.

Prospectus Supplement

About This Prospectus Supplement	S-ii

Industry and Market Data	S-ii

Where You Can Find More Information	S-ii

Incorporation of Certain Information by Reference	S-iii

Forward-Looking Statements	S-iv

Prospectus Supplement Summary	S-1

Risk Factors	S-10

Use of Proceeds	S-16

Capitalization	S-17

Price Range of Common Stock and Dividend Policy	S-18

Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders	S-19

Underwriting	S-23

Legal Matters	S-26

Experts	S-26

Prospectus

About This Prospectus	2

Our Company	3

Where You Can Find More Information	5

Incorporation of Certain Information by Reference	6

Risk Factors	7

Forward-Looking Statements	8

Use of Proceeds	9

Ratio of Earnings to Fixed Charges	9

Description of Capital Stock	10

Description of Warrants	15

Description of Senior Debt Securities and Guarantees	19

Description of Subordinated Debt Securities and Guarantees	29

Plan of Distribution	40

Legal Matters	43

Experts	43

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration or continuous offering process. Under this process, we are offering to sell the common stock using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus gives general information about our offerings of securities described in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, and the additional information described below under the heading “Where You Can Find More Information.” If the information contained or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Toll Brothers,” “we,” “us,” “our” or similar references mean Toll Brothers, Inc. and its consolidated subsidiaries.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, or the “Securities Act.” This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed certain of these documents as exhibits to our registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the “Exchange Act.” In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

S-ii

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Internet website at www.sec.gov and on our website, at www.tollbrothers.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TOL” and our SEC filings are also available at the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. We incorporate by reference in two ways. First, we list below certain documents that we have filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, we expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference in this prospectus supplement. You should consider any statement contained in this prospectus supplement or in a document which is incorporated by reference into this prospectus supplement to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus supplement or is incorporated by reference into this prospectus supplement. You should consider any statement that is so modified or superseded to be a part of this prospectus supplement only as so modified or superseded.

We incorporate by reference in this prospectus supplement all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering made by this prospectus supplement (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K of Toll Brothers, Inc. for the fiscal year ended October 31, 2012, filed with the SEC on December 28, 2012;

•	Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the quarterly period ended January 31, 2013, filed with the SEC on March 7, 2013;

•	Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the quarterly period ended April 30, 2013, filed with the SEC on June 10, 2013;

•	Annual Report on Form 10-K/A of Toll Brothers, Inc. for the fiscal year ended October 31, 2012, filed with the SEC on July 16, 2013;

•	Quarterly Report on Form 10-Q/A of Toll Brothers, Inc. for the quarterly period ended January 31, 2013, filed with the SEC on July 16, 2013;

•	Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the quarterly period ended July 31, 2013, filed with the SEC on September 5, 2013; and

S-iii

•	Current Reports on Form 8-K of Toll Brothers, Inc. filed with the SEC on March 13, 2013, April 9, 2013, April 10, 2013, May 13, 2013, August 6, 2013 and November 7, 2013.

You may request copies of these filings at no cost by writing or calling us at Toll Brothers, Inc., 250 Gibraltar Road, Horsham, PA 19044, Attention: Director of Investor Relations, (215)  938-8000.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference herein contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the consummation of the Acquisition and the anticipated benefits to be realized therefrom; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; consummation of debt and equity financing transactions; post-closing asset sales; and legal proceedings and claims.

Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; weather

S-iv

conditions; consummation of debt and equity financing transactions; post-closing asset sales; and the consummation of the Acquisition and the anticipated benefits to be realized therefrom. For a more detailed discussion of these factors, see the risk factors beginning on page S-10 of this prospectus supplement and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public. Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains information about us and the offering. It does not contain all of the information that may be important to you in making a decision to purchase the common stock. For a more complete understanding of us and the common stock, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the “Risk Factors” sections and our financial statements and the notes to those statements incorporated by reference herein. See “Where You Can Find More Information.”

Toll Brothers, Inc.

Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967. We design, build, market and arrange financing for detached and attached homes in luxury residential communities. We are also involved, directly and through joint ventures, in projects where we are building, or converting existing rental apartment buildings into, high-, mid- and low-rise luxury homes. We are also developing, through joint ventures, a high-rise luxury condominium/hotel project and a number of for-rent luxury apartment complexes. We cater to move-up, empty-nester, active-adult, age-qualified and second-home buyers in the United States. At October 31, 2013, we were operating in 19 states.

We operate our own land development, architectural, engineering, mortgage, title, landscaping, security monitoring, lumber distribution, house component assembly, and manufacturing operations. We also develop, own and operate golf courses and country clubs, which generally are associated with several of our master planned communities. We have investments in a number of joint ventures to develop land for the sole use of the venture participants, including ourselves, and to develop land for sale to the joint venture participants and to unrelated builders. We are a participant in joint ventures with unrelated parties to develop luxury condominium projects, including for-sale residential units and commercial space, a single master planned community, and a high-rise luxury for-sale condominium/hotel project. In addition, we formed Toll Brothers Realty Trust and Toll Brothers Realty Trust II to invest in commercial real estate opportunities. In fiscal 2010, we formed Gibraltar Capital and Asset Management to invest in distressed real estate opportunities, which is different from our traditional homebuilding operations.

Our executive offices are located at 250 Gibraltar Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 938-8000 and our website address is www.tollbrothers.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Recent Developments

The Acquisition and Expected Incurrences of Indebtedness

On November 6, 2013, we entered into a purchase and sale agreement (the “Purchase Agreement”) with Shapell Investment Properties, Inc. Pursuant to the Purchase Agreement, we have agreed to acquire all of the equity interests in Shapell Industries, Inc., a Delaware corporation (“Shapell”), for an aggregate all-cash purchase price of $1.60 billion (the “Acquisition”), which amount is subject to adjustment in accordance with the terms of the Purchase Agreement based on certain distributions, contributions and expenditures by Shapell prior to the closing of the Acquisition. We believe the Acquisition will be accretive to earnings in the first year, excluding transaction costs.

Pursuant to the Purchase Agreement, we have agreed to acquire the single-family residential real property development business of Shapell, including a portfolio of approximately 5,200 home sites in California. We have not agreed to acquire Shapell’s commercial and multi-family units, which Shapell Investment Properties, Inc. will retain as a separate business.

We have been operating in California since 1994 and have delivered 7,750 homes in the state, generating approximately $6.5 billion in revenue. California has historically represented approximately 9% of our consolidated annual closings.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The closing of the Acquisition is subject to the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, the completion of the separation of Shapell’s commercial and multi-family units, subject to limited exceptions, the completion of pending buy-outs by Shapell of minority interests in certain joint ventures and other customary closing conditions and is expected to occur in the first calendar quarter of 2014. Pursuant to the Purchase Agreement, we deposited ten percent of the purchase price into escrow, which will be applied towards the purchase price upon the closing of the Acquisition. The Purchase Agreement contains certain termination rights for the parties, including, among others, the right to terminate if the Acquisition is not completed by March 31, 2014 (subject to extension in certain limited circumstances). We cannot assure you that the Acquisition will be completed or, if completed, that it will be completed at the price, within the time period or on the terms and with the anticipated benefits contemplated by this prospectus supplement. The Purchase Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on November 7, 2013, which is incorporated by reference herein. See “Risk Factors—Risks Relating to the Acquisition” included in this prospectus supplement.

Following the closing of the Acquisition, we expect to selectively sell approximately $500 million of assets to reduce land concentration and outstanding borrowings. However, the timing and size of any asset sale transactions will be dependent on market and other factors, some of which are outside of our control. We make no assurance that we will be able to complete asset sale transactions on attractive terms or at all.

We intend to use the net proceeds of this offering, together with the net proceeds of additional indebtedness, to finance the Acquisition and to pay related fees and expenses. We expect this additional indebtedness to take the form of: (i) borrowings under our existing $1.035 billion unsecured revolving credit facility, the terms of which are summarized in Item 1.01 of our Current Report on Form 8-K filed August 6, 2013, incorporated by reference herein; and (ii) new long-term senior unsecured debt financing. In addition, we have received supplemental definitive financing commitments from affiliates of certain of the underwriters for a $500 million, 364-day senior unsecured revolving credit facility. The availability of borrowings under this 364-day credit facility is subject to customary conditions, and amounts borrowed thereunder are expected to accrue interest at the London interbank offered rate plus a margin determined pursuant to a leverage ratio-based pricing grid expected to range from 1.25% to 2.25% per annum. We do not expect to borrow under this 364-day credit facility if we are able to raise sufficient proceeds in connection with the new long term debt financings referred to above. The tenor, amount, interest rate and other terms of any new long term debt financings will depend on market conditions. We make no assurance that we will be able to complete any new long term debt financings on attractive terms or at all.

This offering is not contingent upon the completion of the Acquisition. See “Use of Proceeds”.

Shapell Industries, Inc.

Shapell was founded in 1955 by Nathan Shapell, David Shapell and Max Webb as a home construction company that built custom-quality single-family home communities in Southern California. Shapell designs, constructs and markets single-family detached and attached homes and develops land in master-planned communities and neighborhoods throughout coastal Northern and Southern California. Shapell’s revenues from homebuilding totaled $354 million, $252 million, $272 million and $274 million for 2010, 2011, 2012 and the eight-month period ended August 31, 2013, respectively. Shapell has delivered over 70,000 homes and built over 7,000 apartments since 1955, and owns and manages more than 2.7 million square feet of commercial space. Pursuant to the Purchase Agreement, we have agreed to acquire the single-family residential real property development business of Shapell. We have not agreed to acquire Shapell’s commercial and multi-family units, which Shapell Investment Properties, Inc. will retain as a separate business.

Shapell’s homebuilding operation has 18 active selling communities concentrated in 15 locations. It is organized in two geographic regions, Northern California and Southern California, within which it is focused on a select number of premium markets. The following is a summary of selected Shapell communities and markets in Northern California and Southern California.

Northern California

Gale Ranch. Gale Ranch is a master planned community located in San Ramon, California, 35 miles east of San Francisco and 40 miles north of San Jose. San Ramon features a median household income of approximately $124,000, according to the U.S. Census Bureau 2011 American Community Survey. Established in 1986, it is Shapell’s largest development in Northern California. The 3,100-acre master planned community originally consisted of 6,500 home sites, of which 1,538 remained available as of August 31, 2013. In 2012, Gale Ranch had 150 home closings across five active selling communities. Five communities are currently open for sale.

Alamo Creek. Alamo Creek is a master planned community located in Danville, California, five miles from Gale Ranch, 35 miles east of San Francisco, and 40 miles north of San Jose. Danville features a median household income of approximately $133,000, according to the U.S. Census Bureau 2011 American Community Survey. The 600-acre master planned community originally consisted of 870 home sites, of which 353 remained available as of August 31, 2013. In 2012, Alamo Creek had 34 home closings. Four communities are currently open for sale.

In addition to the large master planned communities at Gale Ranch and Alamo Creek, the Northern California division operates through communities in Gilroy, Orinda and San Jose, California.

Southern California

Porter Ranch. Porter Ranch is an affluent suburb located 35 miles northwest of downtown Los Angeles, in the foothills of the Santa Susana Mountains. First developed in the 1970s, the 2,300-acre master planned community originally consisted of 8,000 home sites, of which 1,786 remained available as of August 31, 2013. In 2012, Porter Ranch had 82 home closings across four communities. Three communities are currently open for sale.

Plum Canyon. Plum Canyon is a master planned community located in Los Angeles County, 35 miles northwest of Los Angeles and eight miles northeast of downtown Santa Clarita. The 875-acre master planned community originally consisted of 2,200 home sites, of which 656 remained available as of August 31, 2013. Two communities are currently open for sale.

Yorba Linda-Placentia. Located in northeast Orange County, Yorba Linda and Placentia are 25 miles southwest of Los Angeles and bordered by the community of Anaheim Hills to the south. Yorba Linda’s median household income is approximately $115,000, according to the U.S. Census Bureau 2011 American Community Survey. Shapell’s Yorba Linda-Placentia segment is a combination of seven separate communities with 397 remaining lots as of August 31, 2013. Four communities are currently open for sale.

Robertson Ranch. Carlsbad, California is located in San Diego County, just two miles east of the Pacific coastline, 87 miles south of Los Angeles and 35 miles north of downtown San Diego. Acquired in 2010, Shapell owns 201 acres of the Robertson Ranch Master Plan community. Shapell expects to develop 305 home sites in five communities within Robertson Ranch.

In addition to the large master planned communities at Porter Ranch, Plum Canyon, Yorba Linda-Placentia and Robertson Ranch, the Southern California division operates through communities in Laguna Niguel and Thousand Oaks, California.

Shapell had 525, 357, 389 and 347 home closings in 2010, 2011, 2012 and the eight-month period ended August 31, 2013, respectively. The average price of homes delivered by Shapell was $675,000, $706,000, $699,000 and $791,000 in 2010, 2011, 2012 and the eight-month period ended August 31, 2013, respectively.

The following table presents Shapell’s sales, closings and backlog in Northern California and Southern California for the eight-month period ended August 31, 2013, as well as a breakdown of Shapell’s lots in those regions as of August 31, 2013.

			Historical Results			Lot Breakdown by Status
	City	Metro Area	Sales	Closings	Backlog	Raw	Graded	Finished	Homes under Construction	Models	Total Lots
(in units)

Northern California

Gale Ranch	San Ramon	San Francisco	104	101	55	-	1,217	202	100	19	1,538

Alamo Creek	Danville	San Francisco	69	46	40	-	159	138	46	10	353

Gilroy	Gilroy	San Fran - Santa Clara	4	17	-	-	-	59	-	1	60

Evergreen	San Jose	San Fran - Santa Clara	24	11	13	-	-	-	24	-	24

Orinda	Orinda	San Francisco	1	1	-	-	-	22	3	-	25

Subtotal			202	176	108	-	1,376	421	173	30	2,000

Southern California

Porter Ranch	Porter Ranch	Los Angeles	65	77	41	904	746	74	47	15	1,786

Plum Canyon	Santa Clarita	Los Angeles	47	34	34	-	503	100	45	8	656

Yorba Linda-Placentia	Yorba Linda / Placentia	Orange County	38	41	22	288	-	63	31	15	397

Robertson Ranch	Carlsbad	San Diego - Carlsbad	-	-	-	305	-	-	-	-	305

Fiora	Laguna Niguel	Orange County	23	19	14	-	-	31	16	4	51

Canyon Ridge	Thousand Oaks	Los Angeles	-	-	-	-	-	24	-	-	24

Subtotal			173	171	111	1,497	1,249	292	139	42	3,219

Total			375	347	219	1,497	2,625	713	312	72	5,219	(1)

(1)	Approximately 97.5% of these lots are entitled.

Preliminary Toll Brothers Results for the Fourth Quarter and the Fiscal Year Ended October 31, 2013

Fourth Quarter

Based on our preliminary and unaudited assessment of our results of operations, we expect to report total revenues of approximately $1.045 billion and home building deliveries of approximately 1,485 units for the three months ended October 31, 2013, representing a 65% increase in dollars and a 36% increase in units compared to $632.8 million of revenue and 1,088 units for the three months ended October 31, 2012. The average price of homes delivered during the three months ended October 31, 2013 grew to approximately $703,000, compared to $651,000 for the three months ended July 31, 2013 and $582,000 for the three months ended October 31, 2012. Net signed contracts of approximately $839.0 million and approximately 1,163 units for the three months ended October 31, 2013 rose 23% in dollars and 6% in units compared to $684.1 million and 1,098 units for the three months ended October 31, 2012. The average price of net signed contracts during the three months ended October 31, 2013 was approximately $721,000, compared to $706,000 during the three months ended July 31, 2013 and $623,000 during the three months ended October 31, 2012. On a per-community basis, net signed contracts of approximately 5.17 units per community for the three months ended October 31, 2013 were the highest we have realized for any fourth quarter since the three months ended October 31, 2005. Net signed contracts were slightly above the three months ended October 31, 2012 and up 81% compared to the three months ended October 31, 2011.

Our backlog of approximately $2.63 billion and approximately 3,679 units at October 31, 2013 rose 58% in dollars and 43% in units compared to the backlog of $1.67 billion and 2,569 units at October 31, 2012. The average price of homes in the backlog was approximately $715,000 at October 31, 2013, compared to $709,000 at July 31, 2013 and $650,000 at October 31, 2012. The Company’s cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was approximately 5.5% for the three months ended October 31, 2013, compared to 4.6% for the three months ended October 31, 2012. As a percentage of beginning-quarter backlog, the cancellation rate for the three months ended October 31, 2013 was approximately 1.7%, compared to 2.1% for the three months ended October 31, 2012.

At October 31, 2013, we had 232 selling communities, compared to 225 at July 31, 2013, and 224 at October 31, 2012. At October 31, 2013, we had approximately 48,500 lots owned and optioned, compared to approximately 47,200 at July 31, 2013 and approximately 40,400 at October 31, 2012.

Fiscal Year Ended October 31, 2013

Based upon our preliminary and unaudited assessment of our results of operations, we expect to report revenues and home building deliveries of approximately $2.67 billion and approximately 4,184 units for the fiscal year ended October 31, 2013, representing a 42% increase in dollars and a 27% increase in units compared to $1.88 billion and 3,286 units for the fiscal year ended October 31, 2012. The average price of homes delivered in the fiscal year ended October 31, 2013 was approximately $639,000, compared to $573,000 in the fiscal year ended October 31, 2012 and $565,000 in the fiscal year ended October 31, 2011.

Net signed contracts of approximately $3.63 billion and approximately 5,294 units for the fiscal year ended October 31, 2013 rose 42% in dollars and 27% in units compared to $2.56 billion and 4,159 units for the fiscal year ended October 31, 2012. The average price of net signed contracts in the fiscal year ended October 31, 2013 was approximately $686,000, compared to $615,000 in the fiscal year ended October 31, 2012 and $576,000 in the fiscal year ended October 31, 2011. On a per-community basis, net signed contracts of approximately 23.5 units per community in the fiscal year ended October 31, 2013 were the highest we have realized for any fiscal year since the fiscal year ended October 31, 2006.

At October 31, 2013, we had approximately $823.7 million of cash and marketable securities and $960.0 million available under our $1.035 billion 15-bank credit facility, which matures in August 2018. During the three months ended October 31, 2013, we retired $104.8 million of maturing debt using cash.

The foregoing results for the three months and fiscal year ended October 31, 2013 are preliminary and unaudited and represent the most current information available to management. Our actual results may differ from these preliminary results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this prospectus supplement and the time that financial results for the three months and fiscal year ended October 31, 2013 are finalized.

THE OFFERING

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Issuer	Toll Brothers, Inc.

Common Stock Offered	6,250,000 shares (excluding the shares of common stock that the underwriters have the option to purchase as described below).

Option to Purchase Additional Shares of Common Stock	We have granted the underwriters an option, exercisable for up to 30 days from the date of this prospectus supplement, to purchase up to 937,500 additional shares of our common stock at the public offering price less the underwriting discount.

Approximate Number of Shares of Common Stock Outstanding Immediately Following This Offering	175,607,412 shares (excluding the shares of common stock that the underwriters have the option to purchase as described above).

Dividends	We have no current intention to pay dividends.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $194.7 million (or approximately $224.0 million if the underwriters exercise their option to purchase additional shares of common stock in full), in each case assuming a public offering price of $32.52 per share of common stock, which is equal to the last reported sale price per share of common stock on the New York Stock Exchange on November 6, 2013. A $1.00 increase (decrease) in the assumed offering price per share of common stock would increase (decrease) the estimated net proceeds received by us from this offering by approximately $6.0 million (or approximately $6.9 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with the net proceeds of additional indebtedness, to finance the Acquisition and to pay related fees and expenses. If the Acquisition does not occur, we will use the net proceeds of this offering for general corporate purposes.

Subsequent Debt Financings	Subsequent to this offering, we expect to incur additional indebtedness to provide funds for the Acquisition. If the Acquisition is not completed, we will not incur this additional indebtedness or, if the Acquisition is abandoned after our incurrence of this indebtedness, then the additional indebtedness will be redeemed and/or repaid. We expect this additional indebtedness to take the form of: (i) borrowings under our existing $1.035 billion unsecured revolving credit facility, the terms of which are summarized in Item 1.01 of our Current Report on Form 8-K filed August 6, 2013, incorporated by reference herein; and (ii) new long-term senior unsecured debt financing. In addition, we have received supplemental definitive financing commitments from affiliates of certain of the underwriters for a $500 million, 364-day senior unsecured revolving credit facility. The availability of borrowings under this 364-day credit facility is subject to customary conditions, and amounts borrowed thereunder are expected to accrue interest at the London interbank offered rate plus a margin determined pursuant to a leverage ratio-based pricing grid expected to range from 1.25% to 2.25% per annum. We do not expect to borrow under this 364-day credit facility if we are able to raise sufficient proceeds in connection with the new long term debt financings referred to above. The tenor, amount, interest rate and other terms of any new long term debt financings will depend on market conditions. We make no assurance that we will be able to complete any new long term debt financings on attractive terms or at all. This offering is not contingent upon the completion of the Acquisition.

New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol “TOL”.

Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders	The material federal income tax consequences for non-U.S. holders of purchasing, owning and disposing of our common stock are described in “Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders” included in this prospectus supplement.

Risk Factors	See “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus (including the “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, incorporated by reference herein) for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The number of shares of common stock outstanding immediately following this offering that appears above is based on the number of shares of common stock outstanding as of November 6, 2013 and excludes:

•	937,500 shares of our common stock issuable on the exercise of the underwriters’ option to purchase additional shares in this offering;
•	an aggregate of approximately 11,108,272 shares of our common stock issuable pursuant to our stock-based compensation programs; and
•	5,857,784 shares of our common stock issuable in exchange for our 0.5% Exchangeable Senior Notes due September 15, 2032.

RISK FACTORS

An investment in our common stock involves risks. Before making an investment decision, you should consider carefully the risks described below and those contained in the documents incorporated by reference in this prospectus supplement, including the factors listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, and the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Relating to the Acquisition

This offering is not contingent upon the completion of the Acquisition. If the Acquisition is not completed, we will have broad discretion to use the net proceeds of this offering for general corporate purposes. Even if the Acquisition is completed, we may fail to realize the growth prospects and other benefits anticipated as a result of the Acquisition.

This offering is not contingent upon the completion of the Acquisition. Accordingly, your purchase of our common stock in this offering may be an investment in Toll Brothers, Inc. on a stand-alone basis without any of the assets of Shapell or anticipated benefits of the Acquisition. We will have broad discretion to use the net proceeds of this offering if the Acquisition does not occur. The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business.

There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. The Purchase Agreement may be terminated by the parties thereto under certain circumstances, including, without limitation, if the Acquisition has not been completed by March 31, 2014 (subject to extension in certain limited circumstances). Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including our common stock. Likewise, the Acquisition may be completed on terms that differ, perhaps substantially, from those described in this prospectus supplement and investors will not be entitled to require us to repurchase, redeem or repay any of our common stock as a result of any such differences.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from combining our businesses with those of Shapell. We may never realize these business opportunities and growth prospects. Integrating Shapell’s operations will require significant efforts and expenditures. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain Shapell’s operations or take write-offs or impairment charges and may be subject to unanticipated or unknown liabilities relating to Shapell and its business. We might experience increased competition that limits our ability to expand our business, and we might not be able to capitalize on expected business opportunities. We might be over-invested in the California market. If any of these factors limit our ability to integrate the businesses successfully or on a timely basis, the expectations of future results of operations following the Acquisition might not be met, including, without limitation, our belief that the Acquisition will be accretive to earnings in the first year, excluding transaction expenses, and the amount we expect to receive from Shapell’s homes under construction.

In addition, we and Shapell have operated and, until the completion of the Acquisition, will continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to achieve the anticipated benefits of the Acquisition and could harm our financial performance.

In addition, the Purchase Agreement has been incorporated by reference into this prospectus supplement pursuant to our Current Report on Form 8-K filed with the SEC on November 7, 2013 to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Shapell or our or its respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. In addition, the terms, conditions, covenants, representations and/or warranties may be amended or waived in a manner that may be adverse to us or you.

We will incur significant transaction and acquisition-related integration costs in connection with the Acquisition.

We are currently developing a plan to integrate the operations of Shapell after the completion of the Acquisition. Although we anticipate achieving synergies in connection with the Acquisition, we also expect to incur costs to implement such cost savings measures. We cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. The significant transaction costs and acquisition-related integration costs could materially adversely affect our results of operations in the period in which such charges are recorded or our cash flow in the period in which any related costs are actually paid. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all. We have identified some, but not all, of the actions necessary to achieve our anticipated cost and operational savings. Accordingly, the cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Acquisition in making their investment decision.

We and Shapell will be subject to business uncertainties while the Acquisition is pending that could adversely affect our and its business.

Uncertainty about the effect of the Acquisition on employees and customers may have an adverse effect on us and Shapell. Although we and Shapell intend to take actions to reduce any adverse effects, these uncertainties may impair our and their ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter. These uncertainties could cause customers, suppliers and others that deal with us and Shapell to seek to change existing business relationships with us and Shapell. Employee retention could be reduced during the pendency of the Acquisition, as employees may experience uncertainty about their future roles. If, despite our and Shapell’s retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to remain with us, our business could be harmed.

The Acquisition may be subject to receipt of consent or approval from governmental authorities that could delay or prevent the completion of the Acquisition or that could cause the abandonment of the Acquisition.

To complete the Acquisition, we and Shapell may need to obtain approvals or consents from, or make filings with, certain applicable governmental authorities. While we and Shapell each believe that we will receive all required approvals for the Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. If any such approvals are required, the receipt of such approvals may be conditional upon actions that the parties are not obligated to take under the Purchase Agreement and other related agreements, which could result in the termination of the Purchase Agreement by us or Shapell Investment Properties, Inc., or, if such approvals are received, their terms could have a detrimental impact on us following the completion of the Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the Acquisition or have an adverse effect on the anticipated benefits of the Acquisition, thereby adversely impacting our business, financial condition or results of operations.

Our proposed acquisition of Shapell may expose us to unknown liabilities.

Because we have agreed to acquire all the outstanding equity interests of Shapell, our acquisition of Shapell will generally be subject to all of its liabilities, other than certain excluded liabilities as set forth in the Purchase Agreement. If there are unknown liabilities or other obligations, including contingent liabilities, our business could be materially affected. We may learn additional information about Shapell that adversely affects us, such as unknown liabilities (including liabilities under environmental laws), issues that could affect our ability to comply with the Sarbanes-Oxley Act or issues that could affect our ability to comply with other applicable laws and Shapell may have less cash on hand at closing than we expect.

Risks Relating to Ownership of Our Common Stock

The market price of our common stock may fluctuate widely.

The market price of our common stock has historically experienced fluctuations and is subject to significant fluctuation in the future in response to a number of factors (in addition to those described above), including:

•	our perceived prospects and the prospects of the industry in which we operate;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	fluctuations in our results of operations;

•	changes in analysts’ recommendations or projections;

•	changes in general valuations for companies in the industry in which we operate;

•	changes in general economic or market conditions; and

•	broad market fluctuations.

The market stock price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in this “Risk Factors” section, in the “Forward-Looking Statements” section and in the risk factors included in our filings with the SEC.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are offering up to 6,250,000 shares of our common stock (7,187,500 shares of common stock if the underwriters’ option is exercised in full). Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity linked securities, including preferred stock, options, and warrants, will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or the perception that these sales may occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We have substantial debt and may incur additional debt; leverage may impair our financial condition and restrict our operations.

We currently have a substantial amount of debt. As of July 31, 2013, the principal amount of our outstanding debt was approximately $2.6 billion (including loans payable and the mortgage company warehouse loan). In addition, the instruments governing this debt permit us to incur significant additional debt. Our existing debt and any additional debt we incur could:

•	make it more difficult for us to satisfy our obligations under our existing debt instruments;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing to fund capital expenditures and acquisitions, particularly when the availability of financing in the capital markets is limited;

•	require a substantial portion of our cash flows from operations for the payment of interest on our debt, reducing our ability to use our cash flows to fund working capital, land acquisitions and development, acquisitions and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage to less leveraged competitors.

Our Certificate of Incorporation, Bylaws, Rights Plan and debt covenants could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.

Provisions of the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control of and could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our Certificate of Incorporation also authorizes our Board of Directors to issue new series of preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our Board of Directors could create a series of preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to our existing common stock. The ability of our Board of Directors to issue this new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying or preventing a change of control of us.

We also have a Stockholders’ Rights Plan that could make it difficult to acquire us without the approval of our Board of Directors. Our Stockholders’ Rights Plan has been filed with and is publicly available at or from the SEC; see the sections “Where You Can Find More Information” in this prospectus supplement and “Description of Capital Stock—Common Stock” in the accompanying prospectus.

In addition, some of our debt covenants contained in the indentures for our outstanding public notes may delay or prevent a change in control. Certain of our outstanding notes contain change of control provisions that give the holders of those notes the right to require us to purchase the notes upon a change in control at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest.

If securities or industry analysts do not publish research or continue to publish or publish inaccurate or unfavorable research about our business, the price and trading volume of our common stock could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us cease coverage or fail to publish reports on us regularly we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline. Moreover, if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, the price of our common stock would likely decline.

We have not paid and do not have any current intention to pay dividends on our common stock.

We have not paid any cash dividends on our common stock to date and expect that, for the foreseeable future, we will not do so. In addition, our credit facility requires us to maintain a minimum tangible net worth (as defined in the credit agreement), which restricts the amount of dividends we may pay. At July 31, 2013, under the most restrictive of these provisions, we could have paid up to approximately $932.2 million of cash dividends.

Non-U.S. Holders may be subject to taxes (including withholding taxes) on payments in connection with a disposition of shares of our common stock.

U.S. federal income tax may be imposed on Non-U.S. Holders (as defined in “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” in this prospectus supplement) on any gain on a sale or other taxable disposition of shares of our common stock if our company is a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”). We believe that we are a USRPHC based on the composition of our assets. As a result, gain realized on the disposition of our common stock by certain Non-U.S. Holders will be subject to U.S. federal net income tax that is applied at graduated rates. So long as our common stock continues to be regularly traded on an established securities market (as it is at this time), this tax applies only to a Non-U.S. Holder who actually or constructively holds (or has held during certain periods) more than 5% of our common stock. If our common stock were to cease to be regularly traded on an established securities market, all Non-U.S. Holders would be subject to this tax and to a U.S. withholding tax at a 10% rate on sales of our common stock (which could be refunded upon application to the Internal Revenue Service to the extent the amount withheld exceeded the net income tax due on the gain on the disposition of our common stock by the Non-U.S. Holder).

Additional Risk Factors

Information technology failures and data security breaches could harm our business.

As part of our normal business activities, we use information technology and other computer resources to carry out important operational activities and to maintain our business records. Our computer systems, including our back-up systems, are subject to interruption or damage from power outages, computer and telecommunications failures, computer viruses, security breaches (including through cyber-attack and data theft), catastrophic events such as fires, floods, tornadoes and hurricanes and usage errors. If our computer systems and our back-up systems are compromised, degraded, damaged, breached, or cease to function properly, we could suffer interruptions in our operations or unintentionally allow misappropriation of proprietary or confidential information (including information about our homebuyers and business partners), which could damage our reputation and require us to incur significant costs to remediate or otherwise resolve these issues.

USE OF PROCEEDS

We expect the net proceeds to us from the sale of common stock in this offering will be approximately $194.7 million (or approximately $224.0 million if the underwriters exercise their option to purchase additional common stock in full), in each case based on the assumed public offering price per share of common stock described below and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, together with the net proceeds of additional indebtedness, to finance the Acquisition and to pay related fees and expenses. We expect this additional indebtedness to take the form of: (i) borrowings under our existing $1.035 billion unsecured revolving credit facility, the terms of which are summarized in Item 1.01 of our Current Report on Form 8-K filed August 6, 2013, incorporated by reference herein; and (ii) new long-term senior unsecured debt financing. In addition, we have received supplemental definitive financing commitments from affiliates of certain of the underwriters for a $500 million, 364-day senior unsecured revolving credit facility. The availability of borrowings under this 364-day credit facility is subject to customary conditions, and amounts borrowed thereunder are expected to accrue interest at the London interbank offered rate plus a margin determined pursuant to a leverage ratio-based pricing grid expected to range from 1.25% to 2.25% per annum. We do not expect to borrow under this 364-day credit facility if we are able to raise sufficient proceeds in connection with the new long term debt financings referred to above. The tenor, amount, interest rate and other terms of any new long term debt financings will depend on market conditions. We make no assurance that we will be able to complete any new long term debt financings on attractive terms or at all.

This offering is not contingent on the completion of the Acquisition. In the event that the Acquisition is not completed, we will not have any obligation to offer to repurchase the common stock sold in this offering. If the Acquisition does not occur, we will use the net proceeds of this offering for general corporate purposes. Pending application of the net proceeds of this offering for the foregoing purposes, we expect to invest such net proceeds in high-quality, short-term debt securities.

The estimated net proceeds from this offering reflected in the first paragraph of this section “Use of Proceeds” have been calculated by assuming a public offering price of $32.52 per share of common stock, which is equal to the last reported sale price of the common stock on the New York Stock Exchange on November 6, 2013. A $1.00 increase (decrease) in the public offering price of the common stock would increase (decrease) the estimated net proceeds received by us from this offering by approximately $6.0 million (or approximately $6.9 million if the underwriters’ option to purchase additional common stock is exercised in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

CAPITALIZATION

The following table sets forth as of July 31, 2013:

•	our actual cash and cash equivalents and capitalization; and

•	our cash and cash equivalents and capitalization on an as adjusted basis, giving effect to (i) the issuance of the 6,250,000 shares of common stock offered hereby (assuming an offering price of $32.52 per share, the last reported sale price of our common stock on the NYSE on November 6, 2013 and no exercise of the underwriters’ option for this offering) and (ii) the initial investment of the net proceeds therefrom in cash and cash equivalents.

The following table does not give effect to the additional indebtedness we expect to incur in connection with the Acquisition, nor does it give effect to the use of approximately $1.60 billion of cash to fund the purchase price for the Acquisition.

	As of July 31, 2013
	Actual	As Adjusted
	(Unaudited) Amounts in thousands
Cash and Cash Equivalents:	$1,021,868	$1,216,576
Debt:
Revolving Credit Facility	$—	$—
Other loans payable	97,679	97,679
5.95% Senior Notes due September 15, 2013	104,785	104,785
4.95% Senior Notes due March 15, 2014	267,960	267,960
5.15% Senior Notes due May 15, 2015	300,000	300,000
8.910% Senior Notes due October 15, 2017	400,000	400,000
6.750% Senior Notes due November 1, 2019	250,000	250,000
5.875% Senior Notes due February 15, 2022	419,876	419,876
4.375% Senior Notes due April 15, 2023	400,000	400,000
0.5% Exchangeable Senior Notes due September 15, 2032	287,500	287,500
Mortgage company warehouse loan	65,654	65,654

Total debt	2,593,454	2,593,454

Stockholders’ equity:
Preferred stock, 15,000,000 shares authorized, none issued	—	—
Common stock, 400,000 shares authorized, 169,330 shares issued at July 31, 2013 (actual) and 175,580 shares issued at July 31, 2013 (as adjusted)	1,693	1,756
Additional paid-in capital	430,191	624,836
Retained earnings	2,797,098	2,797,098
Treasury stock, at cost – 461 shares at July 31, 2013	(14,218)	(14,218)
Accumulated other comprehensive loss	(4,630)	(4,630)

Total stockholders’ equity	3,210,134	3,404,842
Noncontrolling interest	6,194	6,194

Total equity	3,216,328	3,411,036

Total capitalization	$5,809,782	$6,004,490

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Shares of our common stock are listed on the New York Stock Exchange under the symbol “TOL”. The following table sets forth, for the fiscal quarters indicated, the reported high and low intra-day sales prices per share of our common stock as reported on the New York Stock Exchange Composite Tape.

	Price Ranges
	High	Low

Fiscal Year Ended October 31, 2012
First quarter	$23.68	$16.77
Second quarter	$25.80	$21.78
Third quarter	$31.34	$23.78
Fourth quarter	$37.08	$28.38

Fiscal Year Ended October 31, 2013
First quarter	$38.36	$28.50
Second quarter	$37.94	$29.87
Third quarter	$39.25	$30.31
Fourth quarter	$35.02	$29.64

Fiscal Year Ending October 31, 2014
First quarter (through November 6, 2013)	$33.21	$31.91

On November 6, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $32.52 per share. As at November 6, 2013, there were 169,357,412 million shares of common stock issued and outstanding.

We have not paid any cash dividends on our common stock to date and expect that, for the foreseeable future, we will not do so. In addition, our credit facility requires us to maintain a minimum tangible net worth (as defined in the credit agreement), which restricts the amount of dividends we may pay. At July 31, 2013, under the most restrictive of these provisions, we could have paid up to approximately $932.2 million of cash dividends.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX

CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock by a Non-U.S. Holder (as defined below). This summary deals only with common stock that is held as a capital asset by a Non-U.S. Holder.

A “Non-U.S. Holder” means a beneficial owner of our common stock (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes and investors therein) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations (“Treasury Regulations”) to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local, Medicare contribution or other tax consequences that may be relevant to Non-U.S. Holders in light of their personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income and estate tax laws (including if you are a financial institution, insurance company, broker-dealer, U.S. expatriate, “controlled foreign corporation”, “passive foreign investment company”, person who will hold the shares of our common stock as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not significantly alter the tax consequences that we describe in this summary. If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

If you are considering the purchase of our common stock, you are urged to consult your own tax advisor concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under other U.S. federal tax laws or U.S. state or local tax laws or the laws of any other taxing jurisdiction.

Dividends

Distributions paid on our common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder are not subject to the withholding tax, but instead, unless an applicable income tax treaty provides otherwise, will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person (as defined in the Code). Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

To the extent any distributions paid on our common stock exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined on a share by share basis), but not below zero, and then will be treated as gain from the sale of our common stock (which will be taxed as described below under “—Gain on Disposition of Common Stock”).

A Non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable income tax treaty rate or to avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person (as defined in the Code) and (if applicable) is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations (including under FATCA, as described below). Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities for U.S. federal income tax purposes.

A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing a claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Any gain realized on the sale or other taxable disposition of our common stock by a Non-U.S. Holder generally will be subject to U.S. federal income tax only in the following circumstances:

Individual Non-U.S. Holder Present for 183 Days or More. If the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year in which the disposition occurs and certain other conditions are met then, unless an applicable income tax treaty provides otherwise, the gain (net of certain U.S. source losses) will be subject to U.S. federal net income tax at a 30% rate.

Effectively Connected Income. If the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, then, unless an applicable income tax treaty provides otherwise, the gain will be subject to U.S. federal net income tax that is applied at graduated rates. In addition, if the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, then, unless an applicable income tax treaty provides otherwise, that gain may be subject to an additional branch profits tax at a 30% rate.

Holder of More Than 5% of our Common Stock. We believe that we are a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes, based on the composition of our assets. As a result, gain realized on the disposition of our common stock by certain Non-U.S. Holders will be subject to U.S. federal net income tax that is applied at graduated rates. So long as our common stock continues to be regularly traded on an established securities market (as it is at this time), this tax applies only to a Non-U.S. Holder who actually or constructively holds (or has held during certain periods) more than 5% of our common stock. If our common stock were to cease to be regularly traded on an established securities market, all Non-U.S. Holders would be subject to this tax and to a U.S. withholding tax at a 10% rate on sales of our common stock (which could be refunded upon application to the Internal Revenue Service to the extent the amount withheld exceeded the net income tax due on the gain realized on the sale or other taxable disposition of our common stock by the Non-U.S. Holder).

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax, if any, withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person (as defined in the Code)), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds from a sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person (as defined in the Code)), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the Internal Revenue Service.

FATCA

Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a withholding tax of 30% on dividends paid with respect to our common stock and on the gross proceeds from a sale or other taxable disposition of our common stock, if the payments are made to a foreign entity, unless certain diligence, reporting, withholding and certification obligations and requirements are met. Current Internal Revenue Service guidance provides that FATCA will not apply to dividends on shares of our common stock until after June 30, 2014, and will not apply to gross proceeds from the sale or other taxable disposition of shares of our common stock until after December 31, 2016. Non-U.S. Holders should consult their tax advisors regarding the effect of FATCA.

Federal Estate Tax

Any shares of our common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax.

UNDERWRITING

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and RBS Securities Inc. are acting as joint book-running managers of the offering. Subject to the terms and conditions contained in an underwriting agreement among Toll Brothers, Inc. and the underwriters, Toll Brothers, Inc. has agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of shares set forth opposite the underwriters’ names below.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
SunTrust Robinson Humphrey, Inc.
RBS Securities Inc.
PNC Capital Markets LLC

Total	6,250,000

Under the underwriting agreement, the obligations of the underwriters to purchase the shares included in this offering are subject to specified conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $         per share. If all the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 937,500 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, neither we nor our controlled affiliates will, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock except for issuances and sales pursuant to equity plans in effect at the time of this offering. Certain of our officers and all of our directors have agreed that, for a period of 60 days from the date of this prospectus supplement, they will each not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, except for sales of up to an aggregate of 33,000 shares of common stock, bona fide gifts, transfers by will or intestacy or shares purchased on the open market after the date hereof (provided no public report thereof is required or otherwise made). Citigroup Global Markets Inc., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

The shares are listed on the New York Stock Exchange under the symbol “TOL”.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by Toll Brothers, Inc.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

Additionally, we estimate that our total expenses for the offering, excluding underwriting discounts and commissions, will be approximately $412,000.

We have agreed to indemnify each underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make resulting from those liabilities.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

¡	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

¡	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

¡	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

¡	To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided from time to time, and may provide in the future, commercial banking and investment advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and expenses. Affiliates of certain of the underwriters are agents and lenders under First Huntingdon Finance Corp.’s revolving credit facility. In addition, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. are the joint lead arrangers and joint bookrunners under our subsidiary First Huntingdon Finance Corp.’s revolving credit facility. An affiliate of SunTrust Robinson Humphrey, Inc. is a documentation agent, an affiliate of RBS Securities Inc. and an affiliate of Deutsche Bank Securities Inc. are the syndication agents, and an affiliate of Citigroup Global Markets Inc. is the administrative agent under First Huntingdon Finance Corp.’s revolving credit facility. Affiliates of certain of the underwriters have provided a definitive commitment to provide First Huntingdon Finance Corp. a $500 million, 364-day senior unsecured revolving credit facility and as such certain of these affiliates will be entitled to fees in connection therewith. The availability of borrowings under and the closing of this 364-day credit facility is subject to customary conditions. Citigroup Global Markets Inc. is also acting as financial advisor to Toll Brothers, Inc. in connection with the Acquisition.

LEGAL MATTERS

Cravath, Swaine & Moore LLP of New York, New York will issue an opinion with respect to the validity of the common stock offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended October 31, 2012, and the effectiveness of our internal control over financial reporting as of October 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

TOLL BROTHERS, INC.

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

TOLL CORP.

FIRST HUNTINGDON FINANCE CORP.

TOLL BROTHERS FINANCE CORP.

TOLL FINANCE CORP.

Debt Securities

Toll Brothers, Inc. may offer and sell any combination of the following securities from time to time:

•	common stock;

•	preferred stock;

•	warrants to purchase common stock or preferred stock issued by Toll Brothers, Inc. or debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp.; and

•	guarantees of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp.

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may offer debt securities from time to time. If indicated in the relevant prospectus supplement, the debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may, in addition to the guarantee of Toll Brothers, Inc., be fully and unconditionally guaranteed by a number of our directly or indirectly wholly-owned subsidiaries. Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc.

We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Toll Brothers, Inc. common stock is listed on the New York Stock Exchange under the Symbol “TOL.”

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 40 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

You should consider carefully the discussion of risk factors incorporated by reference from our most recent annual report on Form 10-K and our subsequently filed quarterly reports on Form 10-Q that update our risk factors disclosure discussed under the caption “Risk Factors” on page 7 of this prospectus before purchasing any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities that are registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement, including the information we have incorporated by reference, together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We are only responsible for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Toll Brothers,” “the Company,” “we,” “us,” “our” or similar references mean Toll Brothers, Inc. and its subsidiaries, including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp., unless the context otherwise requires.

OUR COMPANY

Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967. We design, build, market and arrange financing for single-family detached and attached homes in luxury residential communities. We operate our own land development, architectural, engineering, mortgage, title, landscaping, security monitoring, lumber distribution, house component assembly, and manufacturing operations. We also develop, own and operate golf courses and country clubs associated with several of our master planned communities. We cater to move-up, empty-nester, active-adult, age-qualified and second-home buyers. At October 31, 2011 we operated in 19 states of the United States. In the five years ended October 31, 2011, we delivered 20,072 homes from 530 communities, including 2,611 homes from 247 communities in fiscal 2011. Included in the five-year deliveries are 424 units that were delivered from three communities where we used the percentage of completion accounting method to recognize revenues and cost of revenues. Currently, we do not use percentage of completion accounting.

We have investments in a number of joint ventures to develop land for the sole use of the venture participants, including ourselves, and to develop land for sale to the joint venture participants and to unrelated builders. We are a participant in joint ventures with unrelated parties to develop luxury condominium projects, including for-sale residential units and commercial space, and to develop a single master planned community. In addition, we formed Toll Brothers Realty Trust and Toll Brothers Realty Trust II to invest in commercial real estate opportunities. In fiscal 2010, we formed Gibraltar Capital and Asset Management to invest in distressed real estate opportunities which may be different than our traditional homebuilding operations.

Our traditional, single-family communities are generally located on land we have either acquired and developed or acquired fully approved and, in some cases, improved. We also operate through a number of joint ventures. As of October 31, 2011, we had operations in the following major suburban and urban residential markets:

•	Philadelphia, Pennsylvania metropolitan area

•	Lehigh Valley area of Pennsylvania

•	Central and northern New Jersey

•	Virginia and Maryland suburbs of Washington, D.C.

•	Baltimore, Maryland metropolitan area

•	Eastern Shore of Maryland and Delaware

•	Richmond, Virginia metropolitan area

•	Boston, Massachusetts metropolitan area

•	Fairfield, Hartford, New Haven and New London Counties, Connecticut

•	Westchester, Dutchess, Ulster and Saratoga Counties, New York

•	Boroughs of Manhattan and Brooklyn in New York City

•	Los Angeles, California metropolitan area

•	San Francisco Bay, Sacramento and San Jose areas of northern California

•	San Diego and Palm Springs, California areas

•	Phoenix, Arizona metropolitan area

•	Raleigh and Charlotte, North Carolina metropolitan areas

•	Dallas, San Antonio and Houston, Texas metropolitan areas

•	Southeast and southwest coasts and the Jacksonville and Orlando areas of Florida

•	Las Vegas and Reno, Nevada metropolitan areas

•	Detroit, Michigan metropolitan area

•	Chicago, Illinois metropolitan area

•	Denver, Colorado metropolitan area

•	Minneapolis/St. Paul, Minnesota metropolitan area, and

•	Hilton Head area of South Carolina.

We entered the Seattle Washington market in November 2011 through the acquisition of CamWest Development LLC (“CamWest”). CamWest develops a variety of home types, including luxury single-family homes, condominiums, and townhomes throughout the Seattle, Washington metropolitan area, primarily in King and Snohomish Counties.

We continue to explore additional geographic areas and markets for expansion, as appropriate.

Our executive offices are located at 250 Gibraltar Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 938-8000.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 (the “Securities Act”). This prospectus does not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed these documents as exhibits to our registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file with the SEC at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Internet website at http://www.sec.gov. We also make available free of charge on our website, at http://www.tollbrothers.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. We incorporate by reference in two ways. First, we list certain documents that we have filed with the SEC. The information in these documents is considered part of this prospectus. Second, we expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

We incorporate by reference in this prospectus all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K of Toll Brothers, Inc. filed with the SEC for the fiscal year ended October 31, 2010;

•	Quarterly Reports on Form 10-Q of Toll Brothers, Inc. filed with the SEC for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011;

•	Current Reports on Form 8-K and Form 8-K/A of Toll Brothers, Inc. filed with the SEC on March 18, 2011, June 15, 2011, June 16, 2011 and November 15, 2011;

•	The description of the common stock of Toll Brothers, Inc. contained in its registration statement filed with the SEC on a Form 8-A dated June 19, 1986 registering the common stock under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed to update the description; and

•	The description of preferred stock purchase rights contained in the registration statement of Toll Brothers, Inc. filed with the SEC on June 18, 2007 on Form 8-K, and any amendment or report filed to update the description.

We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to: Director of Investor Relations, Toll Brothers, Inc., 250 Gibraltar Road, Horsham PA 19044 (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. We do not expect that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be required to make filings with the Commission under Section 15(d) of the Exchange Act.

RISK FACTORS

Our business is subject to certain uncertainties and risks. You should consider carefully and evaluate all of the information contained or incorporated by reference in this prospectus or a supplement to this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q that update those risk factors before purchasing any securities offered in connection with this prospectus. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and to open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings and claims.

Any or all of the forward-looking statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance and may turn out to be inaccurate. Consequently, actual results may differ materially from those that might be anticipated from our forward looking statements. Therefore, we caution you not to place undue reliance on our forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: local, regional, national, and international economic conditions; demand for homes; changes in consumer confidence; changes in interest rates; unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of customers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; and weather conditions. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of residential development properties, the repayment of our outstanding indebtedness, working capital, or for any other purposes as may be described in the accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Twelve months ended October 31,					Nine months ended July 31,
	2006	2007	2008	2009	2010	2010	2011
Ratio of earnings to fixed charges	8.55	1.26	(a)	(a)	(a)	(a)	(a)

(a)	For the twelve-month periods ended October 31, 2010, 2009, 2008, and the nine-month periods ended July 31, 2011 and 2010, our earnings were not sufficient to cover fixed charges by approximately $125.2 million, $517.8 million, $493.8 million, $72.8 million and $119.7 million, respectively.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

As of October 31, 2011, our authorized capital stock consisted of 400,000,000 shares of common stock, $.01 par value per share, and 15,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

Subject to the rights and preferences of any holders of our preferred stock, of which there were none as of October 31, 2011, the holders of our common stock are entitled to one vote per share on all matters that require a vote of the common stockholders. In addition, the holders of our common stock are entitled to receive such dividends as legally may be declared by the Board of Directors and to receive pro rata our net assets upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

On March 17, 2010, the Board of Directors of the Company adopted a Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”). The Certificate of Amendment includes an amendment approved by the Company’s stockholders at the 2010 Annual Meeting which restricts certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating and unrealized tax losses. The Certificate of Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Certificate of Amendment) from less than 4.95% to 4.95% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.95% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.

Except as otherwise specifically provided by law or as set forth in “Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law—Classified Board of Directors and Restrictions On Removal” below, all matters coming before a meeting of stockholders other than election of Directors are determined by a majority of the votes cast affirmatively or negatively. Directors are elected by a plurality of the votes cast.

On June 13, 2007, the Board of Directors adopted a Rights Agreement which established a Stockholder Rights Plan. This Stockholder Rights Plan provides for one right to attach to each share of our common stock. Upon the occurrence of certain events, each right entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $100 per unit. Initially the rights attach to all common stock certificates and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

•	10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (the “Stock Acquisition Date”); or

•	10 business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

The rights are not exercisable until the distribution date and will expire at the close of business on July 11, 2017. In the event any non-exempt person or group acquires 15% or more of the then outstanding shares of our common stock, unless the acquisition is made pursuant to a tender offer for all outstanding shares at a price determined by a majority of the members of the Board of Directors, excluding any members of the Board of Directors who are also officers of the Company, to be fair and otherwise in our best interests and the best interests of our stockholders, each holder of a right will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right; except that the rights held by a non-exempt person or group become null and void upon that person or group acquiring 15% or more of the then outstanding shares of our common stock. At any time until 10 days following the Stock Acquisition Date, we may redeem the rights at a price of $.001 per right. The Rights Agreement establishing the Stockholder Rights Plan was filed with the SEC on June 18, 2007 as an exhibit to a Current Report on Form 8-K. For additional information, holders of the common stock of Toll Brothers, Inc. should read the Rights Agreement, which is incorporated by reference in this prospectus.

Our common stock is traded on the NYSE under the symbol “TOL.”

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

General. We may issue, from time to time, shares of one or more series of preferred stock. Summarized below are the general terms and provisions that will apply to any preferred stock that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell a particular series of preferred stock, a prospectus supplement will update our description of our preferred stock, as applicable, to reflect the issuance of any then issued and outstanding series and describe the specific terms of the series of preferred stock being offered. If any of the general terms and provisions described in this prospectus apply to the particular series of preferred stock, the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. Each series of preferred stock will be issued under a certificate of designations relating to that series, and will also be subject to our Second Restated Certificate of Incorporation, as may be amended from time to time (“Certificate of Incorporation”).

The following summary of various provisions of the preferred stock is not complete. You should read our Certificate of Incorporation and each certificate of designations relating to a specific series of preferred stock for additional information. Each certificate of designations relating to a specific series of preferred stock will be filed as an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part at the time of issuance of the particular series of preferred stock.

The Board of Directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, that are permitted by the Delaware General Corporation Law. The Board of Directors is authorized to determine the following terms for each series of preferred stock, which will be described in the prospectus supplement:

•	the number of shares and their designation and title;

•	the dividend rate or the method of calculating the dividend rate ,if applicable;

•	the priority as to payment of dividends;

•	the dividend periods or the method of calculating the dividend periods, if applicable;

•	the voting rights, if any;

•	the liquidation preference and the priority as to payment to the liquidation preference upon our liquidation or winding-up;

•	whether and on what terms the shares will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares will be convertible into or exchangeable for other debtor equity securities;

•	whether the shares will be listed on a securities exchange; and

•	the other rights and privileges and any qualifications, limitations or restrictions relating to the shares.

Dividends. Holders of a series of preferred stock will be entitled to the dividend rights, if any, described in the prospectus supplement relating to the offering of that series. The prospectus supplement will identify, as applicable, the dividend rates and the record and payment dates, as well as any other terms of any dividend rights applicable to the series.

Unless otherwise described in the prospectus supplement, each series of preferred stock to which dividend rights apply will rank junior with respect to dividends to any series of preferred stock that may be issued in the future that is expressly senior with respect to dividends to the earlier series of the preferred stock. If at any time we fail to pay accrued dividends on any senior series of preferred stock at the time dividends are payable on a junior series of preferred stock, we may not pay any dividend on the junior series of preferred stock or redeem or otherwise repurchase shares of the junior series of preferred stock until the accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by us.

Convertibility. No series of preferred stock will be convertible or exchangeable for other securities or property, except, in the case of any series, to the extent conversion or exchange rights of that series are otherwise stated in the prospectus supplement.

Redemption and Sinking Fund. We will not have the right or obligation to redeem or pay into a sinking fund for the benefit of any series of preferred stock, except, in the case of any series, to the extent such rights or obligations are otherwise stated in the prospectus supplement.

Liquidation Rights. Unless otherwise stated in the prospectus supplement, in the event of our liquidation, dissolution or winding-up, holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement for that particular series of preferred stock plus any accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions. These payments will be made out of our assets available for distribution to stockholders before any distribution is made to holders of common stock or any other shares of our preferred stock ranking junior to the series of preferred stock as to rights upon liquidation, dissolution or winding-up.

In the event that there are insufficient funds to pay in full the amounts payable to all equally-ranked classes of our preferred stock, we will allocate the remaining assets equally among all series of equally-ranked preferred stock in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in the prospectus supplement for a series of preferred stock, after we pay the full amount of the liquidation distribution to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets. Our consideration or merger with another corporation or sale of securities will not be considered a liquidation, dissolution or winding-up for these purposes.

Voting Rights. Holders of a series of preferred stock will not have any voting rights other than any such rights that are described in the prospectus supplement relating to the offering of that series and any such rights as are otherwise from time to time required by law.

Miscellaneous. When the preferred stock is issued, it will be fully paid and non-assessable. Holders of preferred stock will have no preemptive rights. If we redeem or otherwise reacquire any shares of preferred stock, we will restore the shares to the status of authorized and unissued shares of preferred stock. These shares will not be a part of any particular series of preferred stock and we may reissue the shares. There are no restrictions on repurchase or redemption of the preferred stock on account of any arrearage on sinking fund installments, except as may be described in the prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures or other agreements entered into by us. The prospectus supplement will describe any material contractual restrictions on dividend payments. The prospectus supplement will also describe any material United States federal income tax considerations applicable to the preferred stock.

No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except for those described above or in the prospectus supplement, our Certificate of Incorporation or the applicable certificate of designations, or as otherwise required by law.

Transfer Agent and Registrar. The prospectus supplement for each series of preferred stock will identify the transfer agent and registrar.

Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law

Blank Check Preferred Stock. Our Certificate of Incorporation provides for 15,000,000 authorized shares of preferred stock. See “Description of Capital Stock.” The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.

Classified Board of Directors and Restrictions On Removal. Prior to March 17, 2011, under our Certificate of Incorporation, the Board of Directors were divided into three classes of directors serving staggered terms of three years each. Each class was to be as nearly equal in number as possible, with one class being elected each year. On March 17, 2011, our Certificate of Incorporation was amended to provide for the annual election of directors commencing with the election of the class of directors whose current term is set to expire at the 2012 Annual Meeting of Stockholders, continuing with the election of the class of directors whose current term is set to expire at the 2013 Annual Meeting of Stockholders, and culminating with the election of the entire Board of Directors for the first time at the 2014 Annual Meeting of Stockholders.

Our Certificate of Incorporation also provides that:

•	directors may be removed from office only for cause and only with the affirmative vote of 66 2/3% of the voting power of the voting stock;

•	any vacancy on the Board of Directors or any newly created directorship will be filled by the remaining directors then in office, though they may constitute less than a quorum; and

•	advance notice of stockholder nominations for the elections of directors must be given in the manner provided by our bylaws.

The required 66 2/3% stockholder vote necessary to alter, amend or repeal these provisions of our Certificate of Incorporation and all other provisions of our bylaws adopted by the Board of Directors, or to adopt any provisions relating to the classification of the Board of Directors and the other matters described above may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.

Provisions of Rights Plan. As discussed under “Description of Capital Stock—Common Stock,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series A Junior Participating Preferred Stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. The rights, however, are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of Directors to negotiate with a potential acquiror on behalf of all of the stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2 / 3 % of the outstanding voting stock that is not owned by the interested stockholder. The application of Section 203 of the Delaware General Corporation Law may discourage or make difficult any attempt by a person or group to obtain control of us.

Section 203 of the Delaware General Corporation Law defines the term “business combination” to include: (a) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder or another entity if the merger or consolidation is caused by the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge or transfer of 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (d) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an “interested stockholder” as any entity or person owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

General

We may issue, together with other securities offered by this prospectus or separately, warrants for the purchase of the following:

•	our common stock

•	our preferred stock; or

•	our debt securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The terms of each warrant agreement will be discussed in the prospectus supplement relating to the particular series of warrants. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants, reflecting the provisions to be included in these agreements for a particular offering will be, in each case, filed with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant.

We have summarized below the general terms and provisions that will apply to any warrants that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell warrants, a prospectus supplement will describe the specific terms of that series of warrants. If any of the general terms and provisions described in this prospectus do not apply to the particular series of warrants being offered the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The following summary of various provisions of the warrants, the warrant agreements and the warrant certificates is not complete. You should read all of the provisions of the applicable warrant agreement and warrant certificate, including the definitions contained in those documents of various terms, for additional important information concerning any series of warrants offered by this prospectus.

Common Stock Warrants

General. The prospectus supplement relating to any series of common stock warrants that are offered by this prospectus will describe the specific terms of that series of common stock warrants, any related common stock warrant agreement and the common stock warrant certificate(s) representing the common stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of common stock warrants:

•	the procedures and conditions relating to the exercise of the common stock warrants;

•	the number of shares of common stock, if any, issued with the common stock warrants;

•	the date, if any, on and after which the common stock warrants and any related shares of common stock will be separately transferable;

•	the offering price, if any, of the common stock warrants;

•	the number of shares of common stock which may be purchased upon exercise of the common stock warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the common stock warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the common stock warrants;

•	call provisions, if any, of the common stock warrants; and

•	any other material terms of the common stock warrants.

Common stock warrant certificates will be exchangeable for new common stock warrant certificates of different denominations. In addition, common stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a common stock warrant will not have any of the rights of a holder of the common stock which may be purchased by the exercise of the common stock warrant before the common stock is purchased by the exercise of the common stock warrant. Accordingly, before a common stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the shares of common stock which may be purchased when the common stock warrant is exercised.

Exercise of Common Stock Warrants. Each common stock warrant will entitle the holder to purchase for cash the number of shares of our common stock at the exercise price that is described or explained in the prospectus supplement. Common stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised common stock warrants will become void.

Common stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed common stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of common stock purchased upon exercise of the common stock warrants. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, we will issue a new common stock warrant certificate for the amount of common stock warrants that remain exercisable.

Preferred Stock Warrants

General. The prospectus supplement relating to any series of preferred stock warrants that are offered by this prospectus will describe the specific terms of that series of preferred stock warrants, any related preferred stock warrant agreement and the preferred stock warrant certificate(s) representing the preferred stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of preferred stock warrants:

•	the designation and terms of the shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the procedures and conditions relating to the exercise of the preferred stock warrants;

•	the designation and terms of any related shares of preferred stock with which the preferred stock warrants are issued and the number of shares of the preferred stock, if any, issued with preferred stock warrants;

•	the date, if any, on and after which the preferred stock warrants and any related shares of preferred stock will be separately transferable;

•	the offering price, if any, of the preferred stock warrants;

•	the number of shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the initial price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the preferred stock warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations relevant to the exercise of the preferred stock warrants;

•	call provisions, if any, of the preferred stock warrants; and

•	any other material terms of the preferred stock warrants.

Preferred stock warrant certificates will be exchangeable for new preferred stock warrant certificates of different denominations. In addition, preferred stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a preferred stock warrant will not have any of the rights of a holder of the preferred stock which may be purchased by the exercise of the preferred stock warrant before the preferred stock is purchased by the exercise of the preferred stock warrant. Accordingly, before a preferred stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the preferred stock which may be purchased when the preferred stock warrant is exercised.

Exercise of Preferred Stock Warrants. Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of our preferred stock at the exercise price described or explained in the prospectus supplement. Preferred stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised preferred stock warrants will become void.

Preferred stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchased upon exercise of the preferred stock warrants. If less than all of the preferred stock warrants represented by the preferred stock warrant certificate are exercised, we will issue a new preferred stock warrant certificate for the amount of preferred stock warrants that remain exercisable.

Debt Warrants

General. The prospectus supplement relating to any series of debt warrants that are offered by this prospectus will describe the specific terms of that series of debt warrants, any related debt warrant agreement and the debt warrant certificate(s) representing the debt warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt warrants:

•	the issuer of the debt securities which may be purchased upon exercise of the debt warrants, the designation, number, stated value and terms of those debt securities, the terms of the related guarantees and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any debt securities and related guarantees with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities which may be purchased upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations relevant to the exercise of the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the debt warrants; and

•	any other material terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. In addition, debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a debt warrant will not have any of the rights of a holder of the debt securities which may be purchased by the exercise of the debt warrant before the debt securities are purchased by the exercise of the debt warrant. Accordingly, before a debt warrant is exercised, the holder will not be entitled to receive any payments of principal, premium, if any, or interest, if any, on the debt securities which may be purchased by the exercise of that debt warrant.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities described in the prospectus supplement at the exercise price described or explained in the prospectus supplement. Debt warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised debt warrants will become void.

Debt warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed debt warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchased upon the exercise of the debt warrants. If less than all of the debt warrants represented by the debt warrant certificate are exercised, we will issue a new debt warrant certificate for the amount of debt warrants that remain exercisable.

DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEES

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be offered together with the guarantees of Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities which, unless otherwise provided in the prospectus supplement, will be full and unconditional.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities, Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc. and/or any of its directly or indirectly owned subsidiaries that are guarantors of the debt securities, as the issuer(s) of the related guarantees, and the institution named in the prospectus supplement, as trustee.

The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to, and each reference to “the indenture” is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.

The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of indentures for the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

The debt securities, when issued, will be obligations that constitute senior secured debt or senior unsecured debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities will guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. This guarantee will be full and unconditional unless otherwise provided in the prospectus supplement. See “Guarantee of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

•	their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

•	their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

•	their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

•	the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

•	any special provisions for the payment of any additional amounts with respect to the debt securities;

•	any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

•	the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

•	the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

•	the place or places where principal, premium, if any, and interest, if any, will be payable;

•	the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

•	the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

•	if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

•	any provision for electronic issuance or issuances in uncertificated form;

•	any listing of the debt securities on a securities exchange;

•	any events of default or covenants in addition to or in place of those described in this prospectus;

•	the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

•	the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

•	whether and upon what terms the debt securities may be defeased; and

•	any other material terms of that series of debt securities.

Guarantees of Debt Securities

Each Guarantor (as that term is defined in the indenture) will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities fully and unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing to First Huntingdon Finance Corp. a revolving credit facility under agreements pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp., Toll Brothers Finance Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility.

Conversion of Debt Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is $2,000 or an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.

In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.

We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.

Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.

The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	the subdivision, combination or reclassification of our outstanding common stock;

•	the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;

•	the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

•	the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.

There will be no upward adjustment in the conversion price except in the event of a reverse stock split. We are not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

•	any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•	any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or

•	any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us.

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.

Form, Exchange, Registration, Conversion, Transfer and Payment

Unless otherwise indicated in the prospectus supplement:

•	each series of debt securities will be issued in registered form only, without coupons;

•	payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and

•	the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.

Subject to various exceptions described in the indenture, any transfer or exchange shall be without charge, except that the issuer of each series of debt securities may require payment of a sum sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange of such series of debt securities.

All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., and any of its directly or indirectly owned subsidiaries that guarantee the debt securities for payment, unless applicable abandoned property law designates another person.

Registered Global Securities

The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.

Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

•	by the depositary for the registered global security to a nominee for the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;

•	after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

•	the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

•	only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

•	ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered

•	global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer of a series of debt securities, Toll Brothers, Inc., any of Toll Brothers, Inc.’s directly or indirectly owned subsidiaries that guarantee the debt securities, the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, we may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:

•	a “Guarantor” (as defined in the indenture) or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

•	a Guarantor or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

•	a Guarantor that is a “Significant Subsidiary” (as defined in the indenture), Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or from the holders of at least 25% in principal of the debt securities of that series;

•	any default under an instrument evidencing or securing any of the issuer’s indebtedness or the indebtedness of any Guarantor aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such indebtedness, or due to the failure to pay such indebtedness at maturity, upon acceleration or otherwise; provided that, subject to certain limitations described in the

•	indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture and described below;

•	an acceleration of, or a significant modification of the terms of any outstanding debt securities identified in the indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

•	any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc., a Significant Subsidiary, or the issuer of that series of debt securities; or

•	the guarantee of a Guarantor relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.

“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing for a series of debt securities, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities and Toll Brothers, Inc., or to the issuer of that series of debt securities, Toll Brothers, Inc. and the Trustee, as applicable, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately.

If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding and any accrued and unpaid interest will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the debt securities of such series), provided that, among other things, all Events of Default with respect to the particular series have been cured or waived as provided in the indenture.

The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive a past default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.

Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will each be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. or the issuer, as applicable, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.

Redemption

The prospectus supplement relating to a series of redeemable debt securities will describe the rights or obligations of the issuer to redeem those debt securities and the procedure for redemption.

Additional Provisions

Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture at the request of holders, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

•	the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.

Covenants

The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.

Merger or Consolidation

Neither Toll Brothers, Inc., nor any Guarantor, nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person, unless:

•	the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc., any Guarantor, or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

•	immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate.

Modification of an Indenture

The respective obligations of Toll Brothers, Inc., any of its directly or indirectly owned subsidiaries that guarantee the debt securities, and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment or supplement may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	reduce the principal amount of, or premium on, the debt securities;

•	change the maturity of any debt securities;

•	change the redemption provisions;

•	modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

•	make the medium or place of payment other than that stated in the debt securities;

•	impair the right to bring suit for the enforcement of any of these payments; and

•	modify the provisions regarding modifications to the indenture or waivers of a past Default or Events of Default in the payment of the principal of or interest on any series of debt securities that will be effectively against any holders of any series of debt securities.

Governing Law

The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture

Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

•	upon payment of all the series of debt securities issued under the indenture; or

•	upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for (a) the payment of principal of and interest on the securities to maturity or (b) redemption of the securities.

Reports to Holders of Debt Securities

As long as the securities issued under the indenture are outstanding, we will file with the SEC, with a copy to the Trustee, our annual reports, quarterly reports and other periodic reports that we would be required to file with the SEC in accordance with Section 13(a) or 15(d) of the Exchange Act, on or prior to the dates we would be required to file such documents and regardless of whether or not we are subject to Section 13(a) or 15(d). If our obligation to file these reports or information with the SEC is not then permitted by the SEC, or if such filings are not generally available on the Internet free of charge, we shall mail to the holders of such securities, at no cost to such holders, and file with the Trustee, copies of the annual reports, quarterly reports and other periodic reports required to be filed with the SEC by companies subject to Section 13(a) or 15(d). We will also supply copies of such reports, promptly upon written request, to any prospective holder at our cost.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES AND GUARANTEES

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be offered together with the unconditional guarantees of Toll Brothers, Inc.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities and Toll Brothers, Inc. under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc., as the issuer of the related guarantees, and the institution named in the prospectus supplement, as trustee.

The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to, and each reference to “the indenture” is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.

The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of the indenture for the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

The debt securities, when issued, will be obligations that constitute either senior subordinated debt or subordinated debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. will unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

•	their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

•	their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

•	their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

•	the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

•	any special provisions for the payment of any additional amounts with respect to the debt securities;

•	any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

•	the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

•	the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

•	the place or places where principal of, premium, if any, and interest, if any, will be payable;

•	the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

•	the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

•	if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

•	any provision for electronic issuance or issuances in uncertificated form;

•	any listing of the debt securities on a securities exchange;

•	any events of default or covenants in addition to or in place of those described in this prospectus;

•	the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

•	the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

•	whether and upon what terms the debt securities may be defeased; and

•	any other material terms of that series of debt securities.

Guarantee of Debt Securities

Toll Brothers, Inc. will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing First Huntingdon Finance Corp. a revolving credit facility under an agreement pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp., Toll Brothers Finance Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility.

Conversion of Debt Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.

In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.

We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.

Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.

The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	the subdivision, combination or reclassification of our outstanding common stock;

•	the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;

•	the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

•	the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.

There will be no upward adjustment in the conversion price except in the event of a reverse stock split. Toll Brothers, Inc. is not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

•	any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•	any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or

•	any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.

Form, Exchange, Registration, Conversion, Transfer and Payment

Unless otherwise indicated in the prospectus supplement:

•	each series of debt securities will be issued in registered form only, without coupons;

•	payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and

•	the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.

Subject to various exceptions described in the indenture, the issuer of each series of debt securities will be entitled to charge a reasonable fee for the registration of transfer or exchange of the debt securities of that series, including an amount sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange.

All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., for payment.

Registered Global Securities

The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.

Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

•	by the depositary for the registered global security to a nominee for the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;

•	after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

•	the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

•	only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

•	ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt

•	securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither the issuer of a series of debt securities, Toll Brothers, Inc., the trustee under the indenture nor any other agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, Toll Brothers, Inc. will appoint an eligible successor depositary. If Toll Brothers, Inc. fails to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, Toll Brothers, Inc. may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or the holders of at least 25% in principal of the debt securities of that series;

•

default in the payment of indebtedness of Toll Brothers, Inc. or any “Subsidiary,” as defined in the indenture of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., under the terms of the instrument evidencing or securing the indebtedness which permits the holder of the indebtedness to accelerate the payment of in excess of an aggregate of $5,000,000 in principal amount of the indebtedness, after the lapse of applicable grace periods or, in the case of non-payment defaults, acceleration of the indebtedness if the acceleration is not rescinded or annulled within 10 days after the acceleration, provided that, subject to certain limitations described in the indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture;

•	a final judgment for the payment of money in an amount in excess of $5,000,000 is entered against Toll Brothers, Inc. or any subsidiary (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., which remains

•	undischarged for a period during which execution is not effectively stayed of 60 days after the date on which the right to appeal has expired, provided that the term “final judgment” will not include a “Non-Recourse Judgment,” as that term is defined in the indenture, unless the book value of all property, net of any previous write downs or reserves in respect of the property, subject to the Non-Recourse Judgment exceeds the amount of the Non-Recourse Judgment by more than $10,000,000;

•	an “Event of Default”, as that term is defined in the indenture relating to any outstanding debt securities identified in the indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

•	any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc. or the issuer of that series of debt securities; or

•	the guarantee of Toll Brothers, Inc. relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.

“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary, other than the subsidiary which holds title to the property, for any deficiency.

“Non-Recourse Judgment,” as defined in the indenture, means a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (1) the indebtedness or other obligations and (2) the judgment is limited to the property without liability on the part of Toll Brothers, Inc. or any subsidiary, other than the subsidiary which holds title to the property, for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.

If an Event of Default for the debt securities of any series at the time outstanding, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable if, with respect to debt securities of that series (1) (a) no designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding, or (b) if the debt securities of that series are not subordinated to other indebtedness of the issuer of that series of debt securities, immediately; or (2) if designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding and the debt securities of that series are junior to other indebtedness of the issuer of that series of debt securities, upon the earlier of (A) ten days after the acceleration notice is received by the issuer of that series of debt securities or (B) the acceleration of any senior indebtedness of Toll Brothers, Inc. or the issuer of that series of debt securities. The designated senior debt of Toll Brothers, Inc. is referred to in the indenture as “Designated Senior Debt of the Guarantor” and the designated senior debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be, is referred to in the indenture for that issuer’s debt securities as “Designated Senior Debt of the Company,” and each, as defined in the indenture, may be further defined in the prospectus supplement.

If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding, and any accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration, provided that, among other things, all Events of Default with respect to the particular series, other than payment defaults caused by the acceleration, have been cured or waived as provided in the indenture.

The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive an existing default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.

Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. and the issuer, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.

Additional Provisions

Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

•	the trustee, during the same 60-days, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.

Covenants

The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.

Merger or Consolidation

Neither Toll Brothers, Inc. nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person without the consent of the holders of that series of debt securities, unless:

the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc. or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate.

Modification of an Indenture

The respective obligations of Toll Brothers, Inc. and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment, supplement or waiver may:

•	extend the maturity of any debt securities;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	reduce the principal amount of, or premium on, the debt securities;

•	change the redemption provisions;

•	make a change that adversely affects the right to convert or the conversion price for any series of convertible debt securities;

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	waive a default in the payment of the principal, premium, if any, or interest on any series of debt securities;

•	modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

•	make the medium of payment other than that stated in the debt securities;

•	make any change in the right of any holder of debt securities to receive payment of principal of, premium, if any, and interest on those debt securities, or to bring suit for the enforcement of any of these payments; and

•	change the provisions regarding modifications to the indenture or waiver of Defaults or Events of Default that will be effective against any holders of any series of debt securities.

Governing Law

The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture

Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

•	upon payment of all the series of debt securities issued under the indenture; or

•	upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for the payment or redemption of the securities.

Reports to Holders of Debt Securities

We file with the trustee copies of our annual reports and other information, documents and reports that we file with the SEC. So long as our obligation to file these reports or information with the SEC is suspended or terminated, we will provide the trustee with audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. These financial statements will be accompanied by management’s discussion and analysis of the results of our operations and financial condition for the period reported upon in substantially the form required under the rules and regulations of the SEC then in effect.

PLAN OF DISTRIBUTION

We may offer and sell the securities to which this prospectus relates in any one or more of the following ways:

•	directly to purchasers;

•	to or through underwriters;

•	to or through dealers; or to or through agents.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

Some of the underwriters, dealers or agents we may use in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for us or our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the prospectus supplement.

The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The anticipated date of delivery of the securities offered by this prospectus will be described in the prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange (including the NYSE (where our common stock is listed)), or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2010, and the effectiveness of our internal control over financial reporting as of October 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.